Exhibit 31.3
CERTIFICATION
I, Timothy S. Jenks, certify that:
1. I have reviewed this Form 10-Q/A, Amendment No. 1, of NeoPhotonics Corporation;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: August 9, 2019

/S/ TIMOTHY S. JENKS
Timothy S. Jenks
President, Chief Executive Officer and
Chairman of the Board of Directors
(Principal Executive Officer)